EXHIBIT 10.18

VIA E-MAIL TO MIKO@MIKALCO.COM
Avraham (Miko) Gilat
Mikal Group Ltd.
1 Azrieli Center, Circular Tower
Tel-Aviv, Israel

December 2, 2009

Re:	Loan Agreement between
Defense Solutions, Inc. and Mikal Grou

Dear Miko:

This letter is intended to confirm our agreement with respect to the modification of certain terms of the Loan Agreement dated as of November 1, 2007 between Defense Solutions, Inc. (“Defense Solutions”) and Mikal Group Ltd. (the “Loan Agreement”) and the Promissory Note dated November 1, 2007 (the “Note”) issued pursuant to the Loan Agreement.

1.
Defense Solutions shall arrange for the payment of a $100,000 extension fee (the “Extension Fee”) to Mikal Group Ltd.  Upon delivery of such extension fee, the Maturity Date of the Note shall be automatically extended until November 30, 2010.  All accrued and unpaid interest under the Note shall be due upon the extended Maturity Date of the Note.  Mikal Group Ltd. acknowledges that the extension fee payable pursuant to this Paragraph 1 shall be in full satisfaction of all other extension fees which may have been owed to date.

2.	Upon delivery of the Extension Fee, Sections 6.1 and 6.2 of the Loan Agreement shall be amended and restated to read in their entirety as follows:

6.           REVENUE STREAM

6.1           In addition to the Loan (and any interest accrued thereupon and/or the Extension Fee, if any), but in lieu of the Warrant Coverage (as defined below in section 7), the Company shall pay the Lender a percentage of Defense Solutions Holding, Inc.’s EBITDA realized until the later of (i) the last day of the calendar quarter immediately preceding the date of the full payment of the Note or (ii) November 30, 2010 equal to 25%, up to a maximum  amount equal to one (1) times the Aggregate Advances loaned to the Company (“Revenue Stream Payments.  In order to avoid any doubts, the Revenue Stream Payments shall be paid by the Company regardless of whether the Loan remains outstanding or not.

6.2           Payment of the Revenue Stream Payments shall be made not later than May 31, 2011 with respect to amounts owed with respect to the period ending November 30, 2010, based on the audited financial statements Defense Solutions Holding, Inc. for 2010. To the extent that any additional Revenue Stream Payments are owed with respect to periods after November 30, 2010, such payments shall be made within sixty (60) days of the end of each calendar quarter and shall be based upon the financial statements included by Defense Solutions Holding, Inc. in its quarterly reports filed with the Securities and Exchange Commission (the “SEC Reports”). Notwithstanding the provisions of Section 8.4, upon any payment of such Revenue Stream Payments, the Company shall furnish the Lender a certified copy of any such audited financial statements or SEC Reports, as the case may be.

3.	Upon delivery of the Extension Fee, Section 7 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

7.           WARRANT COVERAGE

In addition to the Loan (and any interest accrued thereupon and/or the Extension Fee, if any), but as an alternative to the Revenue Stream Payments, the Lender may elect, in its sole discretion, at any time on or prior to October 31, 2010, to have a warrant coverage (the “Warrant Coverage”), whereby each hundred thousand United States dollars (US$100,000) actually Advanced to the Company under this Agreement shall entitle the Lender to purchase 2,710,071 shares of common stock of Defense Solutions Holding, Inc., at an exercise price per share equal to the par value of Defense Solutions Holding, Inc.’s capital stock (i.e. US $0.001) all as detailed in a Warrant.  The Warrant shall be exercisable for a period of seven (7) years from the date thereof, by means of cash or cancellation of all or part of the indebtedness represented by the Note, on a dollar for dollar basis.

5.	The Warrant shall be in the form attached as Exhibit A hereto.

If you agree with the terms set forth above, please countersign this letter in the space provided below and return the signed copy to the undersigned.

Defense Solutions, Inc.

By:
Name:	Timothy D. Ringgold
Title:	Chief Executive Officer

Agreed to:

Mikal Group Ltd.

By:
Name:	Avraham (Miko) Gilat
Title:	President